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                            STOCK PURCHASE AGREEMENT

      AGREEMENT made as of January 31, 1998 between Entelechy, Inc., 2800 South Memorial Parkway, Suite 101, Huntsville, Alabama 35802, (the "Company"), William Uemura, Thomas Adams, Tim Kielpinski, Sang J. Han, Frederick D. Chase, III, Albert Chase, Dave Nilsen and Redha Rejab (collectively, the "Selling Shareholders") and Internet Broadcasting System, Inc. (d/b/a IBS Interactive, Inc.) a Delaware Corporation with its main office located at 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07927 ("Purchaser").

                                    Recitals

      Whereas, the Selling Shareholders own all of the issued and outstanding shares of the capital stock of the Company,

      Whereas, Purchaser desires to purchase from the Selling Shareholders, and the Seller Shareholders desire to sell to Purchaser, in an exchange of shares, all of their issued and outstanding capital stock of the Company:

      It is therefore agreed that:

1. As consideration for all of the issued and outstanding capital stock of the Company, IBS shall issue to the Selling Shareholders two hundred and twenty seven (227) shares of IBS common stock, no par value (the "IBS Shares") as follows:

     a. Contemporaneously with the execution of this Agreement by all of the parties hereto, IBS will issue and deliver 120.5 IBS Shares as directed by the Selling Shareholders, and the Selling Shareholders shall assign and deliver to IBS the respective certificates representing their ownership of all of the issued and outstanding common stock of the Company.

     b. The remainder of the IBS Shares (approximately forty seven percent (47%)) shall be transferred to those Selling Shareholders who enter into employment agreements with IBS pro-rata over a three (3) year period as more fully set forth in such employees' respective employment agreements with IBS. For a period of three (3) years from the date set forth above, on each anniversary thereof, one twelfth of the remaining 106.5 (pre-IPO shares) IBS shares (the "Reserved Shares") to be exchanged in the transaction contemplated hereby shall be issued by IBS to each respective Selling Shareholder, if any, who has entered into an employment agreement with IBS, and who has been and is employed by IBS continuously through such anniversary date pursuant to such employment agreement. In the event that such Selling Shareholder has not been in the continuous full time employment of IBS at any


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          time from the date first set forth above through any such anniversary date, such Selling Shareholder shall have no right to receive, and lBS shall have no obligation or duty to issue, any Reserved Shares or other capital stock of IBS on such anniversary date to such Selling Shareholder

2. The Selling Shareholders each agrees that their lBS Shares, including the Reserved Shares, will be subject to the same dilution as lBS' existing shareholders in the event of any public or private offerings by lBS of any of its securities in the future.

3. The parties respectively represent and warrant that, all action on the part of the Company and lBS, and their respective officers, directors and stockholders, and the Selling Shareholders, necessary for the authorization of this Agreement, the performance of all of the respective obligations of the Company, lBS and the Selling Shareholders hereunder, and the exchange and delivery of the Selling Shareholder's shares and the IBS Shares, has been or will be taken. This Agreement, when executed and delivered, will be the valid and binding obligation of, respectively, the Company, lBS and each of the Selling Shareholders, enforceable in accordance with its terms

                             INTERNET BROADCASTING SYSTEM, INC.
                             (d/b/a IBS INTERACTIVE, INC.)


                             By:   /s/ Nicholas Loglisci, Jr.
                                ----------------------------------
                             Nicholas Loglisci, Jr.,
                             President


                             ENTELECHY, INC.

                             By: /s/ William Uemura
                                -----------------------------------
                                William Uemura
                                Title: President

                             /s/ William Uemura
                             -----------------------------------
                             William Uemura

                             /s/ Thomas Adams
                             -----------------------------------
                             Thomas Adams

                             /s/ Sang J. Han
                             -----------------------------------
                             Sang J. Han

                             /s/ Tim Kielpinski
                             -----------------------------------
                             Tim Kielpinski

                             /s/ Frederick D. Chase, III
                             -----------------------------------
                             Frederick D. Chase, III

                             /s/ Albert Chase
                             -----------------------------------
                             Albert Chase

                             /s/ Dave Nilsen
                             -----------------------------------
                             Dave Nilsen

                             /s/ Redha Rajab
                             -----------------------------------
                             Redha Rajab